Exhibit 99.1

NEWS RELEASE

Drilling Tools International Corp.

Reports 2024 Third Quarter Results

HOUSTON — November 13, 2024 — Drilling Tools International Corp., (NASDAQ: DTI) (“DTI” or the “Company”), a global oilfield services company that designs, engineers, manufactures and provides a differentiated, rental-focused offering of tools for use in onshore and offshore horizontal and directional drilling operations, as well as other cutting-edge solutions across the well life cycle, today reported its 2024 third quarter results.

DTI generated total consolidated revenue of $40.1 million in the third quarter of 2024. Third quarter Tool Rental revenue was approximately $28.1 million and Product Sales revenue totaled $12.0 million. Total Operating Expenses were $35.8 million and Income from Operations was $4.3 million. Net Income and Adjusted Net Income(1) for the third quarter were $867,000 and $4.6 million, respectively. Diluted EPS and Adjusted Diluted EPS(1) for the third quarter were $0.03 and $0.14 per share, respectively. Third quarter Adjusted EBITDA(1) was $11.1 million and Adjusted Free Cash Flow(1)(2) was $7.8 million. As of September 30, 2024, DTI had approximately $12 million of cash and cash equivalents, and net debt of $32.1 million.

Wayne Prejean, Chief Executive Officer of DTI, stated, “We are very pleased with the execution of our acquisition growth strategy, especially in light of the headwinds our industry has experienced. We believe acquiring high quality companies at attractive multiples positions DTI to successfully participate in the expected industry growth cycle over the next three to five years. This elevated demand should further strengthen the need for our innovative products, technological solutions and superior services globally.”

Prejean added, “Our third quarter results improved sequentially but were less than expected due to the continuation of softer market conditions. DTI remains a market leader with a strong platform enabling future growth. We continue to enhance our cost management program to align with market conditions. Accordingly, we have revised our 2024 outlook based on our current visibility, which also includes the sequential slowdown due to anticipated holiday breaks, budget exhaustion and capital discipline being employed by our customers in the fourth quarter. We remain confident that DTI is well positioned to grow and gain share as the market recovers.”

Updated 2024 Full Year Outlook

Revenue	$145 million	-	$155 million
Adjusted Net Income(1)	$7.7 million	-	$9.8 million
Adjusted EBITDA(1)	$38 million	-	$43 million
Adjusted EBITDA Margin(1)	26%	-	28%
Adjusted Free Cash Flow(1)(2)	$18 million	-	$21 million

(1)

Adjusted Net Income, Adjusted EBITDA, Adjusted EBITDA Margin, and Adjusted Free Cash Flow are non-GAAP financial measures. See “Non-GAAP Financial Measures” at the end of this release for a discussion of reconciliations to the most directly comparable financial measures calculated and presented in accordance with U.S. generally accepted accounting principles (“GAAP”).

(2)	Adjusted Free Cash Flow defined as Adjusted EBITDA less Gross Capital Expenditures.

2024 Third Quarter Conference Call Information

DTI’s third quarter conference call can be accessed live via dial-in or webcast on Thursday, November 14, 2024 at 10:00 a.m. Eastern Time (9:00 a.m. Central Time) by dialing 201-389-0869 and asking for the DTI call at least 10 minutes prior to the start time, or via live webcast by logging onto the webcast at this URL address: https://investors.drillingtools.com/news-events/events. An audio replay will be available through November 21 by dialing 201-612-7415 and using passcode 13749205#. Also, an archive of the webcast will be available shortly after the call at https://investors.drillingtools.com/news-events/events for 90 days. Please submit any questions for management prior to the call via email to DTI@dennardlascar.com.

About Drilling Tools International Corp.

DTI is a Houston, Texas based leading oilfield services company that manufactures and rents downhole drilling tools used in horizontal and directional drilling of oil and natural gas wells. With roots dating back to 1984, DTI now operates from 16 service and support centers across North America and maintains 11 international service and support centers across the EMEA and APAC regions. To learn more about DTI, please visit: www.drillingtools.com.

Contact:

DTI Investor Relations

Ken Dennard / Rick Black

InvestorRelations@drillingtools.com

Forward-Looking Statements

This press release may include, and oral statements made from time to time by representatives of the Company may include, “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements regarding the business combination and the financing thereof, and related matters, as well as all other statements other than statements of historical fact included in this press release are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “will,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward looking. These forward-looking statements include, but are not limited to, statements regarding DTI and its management team’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. Forward looking statements in this press release may include, for example, statements about: (1) the demand for DTI’s products and services, which is influenced by the general level activity in the oil and gas industry; (2) DTI’s ability to retain its customers, particularly those that contribute to a large portion of its revenue; (3) DTI’s ability to employ and retain a sufficient number of skilled and qualified workers, including its key personnel; (4) DTI’s ability to source tools and raw materials at a reasonable cost; (5) DTI’s ability to market its services in a competitive industry; (6) DTI’s ability to execute, integrate and realize the benefits of acquisitions, and manage the resulting growth of its business; (7) potential liability for claims arising from damage or harm caused by the operation of DTI’s tools, or otherwise arising from the dangerous activities that are inherent in the oil and gas industry; (8) DTI’s ability to obtain additional capital; (9) potential political, regulatory, economic and social disruptions in the countries in which DTI conducts business, including changes in tax laws or tax rates; (11) DTI’s dependence on its information technology systems, in particular Customer Order Management Portal and Support System, for the efficient operation of DTI’s business; (11) DTI’s ability to comply with applicable laws, regulations and rules, including those related to the environment, greenhouse gases and climate change; (12) DTI’s ability to maintain an effective system of disclosure controls and internal control over financial reporting; (13) the potential for volatility in the market price of DTI’s common stock; (14) the impact of increased legal, accounting, administrative and other costs incurred as a public company, including the impact of possible shareholder litigation; (15) the potential for issuance of additional shares of DTI’s common stock or other equity securities; (16) DTI’s ability to maintain the listing of its common stock on Nasdaq; and (17) other risks and uncertainties separately provided to you and indicated from time to time described in filings and potential filings by DTI with the Securities and Exchange Commission (the “SEC”). You should carefully consider the risks and uncertainties described in the definitive proxy statement/prospectus/consent solicitation statement with the SEC by the Company on July 2, 2024 (the “Proxy Statement”), and the information presented in DTI’s annual report on Form 10-K filed March 28, 2024 (the “10-K”). Such forward-looking statements are based on the beliefs of management of DTI, as well as assumptions made by, and information currently available to DTI’s management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors detailed in the Proxy Statement or the 10-K. All subsequent written or oral forward-looking statements attributable to the Company or persons acting on its behalf are qualified in their entirety by this paragraph. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of each of DTI, including those set forth in the Risk Factors section of the Proxy Statement and described in the 10-K. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Tables to Follow

Drilling Tools International Corp.

Consolidated Statement of Operations and Comprehensive Income

(In thousands of U.S. dollars and rounded)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Revenue, net:
Tool rental	$28,116	$29,361	$86,410	$90,639
Product sale	11,977	8,777	28,190	26,206

Total revenue, net	40,093	38,138	114,600	116,845
Operating costs and expenses:
Cost of tool rental revenue	4,076	7,337	17,558	21,578
Cost of product sale revenue	5,726	1,814	10,779	5,862
Selling, general, and administrative expense	19,855	16,552	57,415	50,999
Depreciation and amortization expense	6,185	5,303	17,232	15,035

Total operating costs and expenses	35,842	31,006	102,984	93,474

Income (loss) from operations	4,251	7,132	11,616	23,371
Other expense, net:
Interest expense, net	(1,038)	(73)	(2,030)	(995)
Gain (loss) on sale of property	19	—	61	68
Gain (loss) on remeasurement of previosuly held equity interest	(361)	(535)	368	(148)
Other income (expense), net	(2,443)	(135)	(5,241)	(6,170)

Total other expense, net	(3,823)	(743)	(6,842)	(7,245)

Income before income tax expense	428	6,389	4,774	16,126
Income tax (expense)/benefit	439	(2,102)	(415)	(5,201)

Net income	$867	$4,287	$4,359	$10,925
Accumulated dividends on redeemable convertible preferred stock	—	—	—	314

Net income available to common shareholders	$867	$4,287	$4,359	$10,611

Basic earnings per share	$0.03	$0.14	$0.14	$0.57

Diluted earnings per share	$0.03	$0.14	$0.14	$0.46

Basic weighted-average common shares outstanding*	33,072,097	29,768,568	30,893,602	18,608,708
Diluted weighted-average common shares outstanding*	33,547,056	30,043,546	31,404,333	23,554,593

Comprehensive income:
Net income	$867	$4,287	$4,359	$10,925
Foreign currency translation adjustment, net of tax	1,161	90	753	(117)

Net comprehensive income	$2,028	$4,377	$5,112	$10,808

*	Shares of legacy redeemable convertible preferred stock and legacy common stock have been retroactively restated to give effect to the Merger.

Drilling Tools International Corp.

Consolidated Balance Sheets

(In thousands of U.S. dollars and rounded)

(Unaudited)

	September 30, 2024	December 31, 2023
ASSETS
Current assets
Cash	$11,961	$6,003
Accounts receivable, net	33,152	29,929
Related party note receivable, current	1,310	—
Inventories, net	17,352	5,034
Prepaid expenses and other current assets	4,967	4,553
Investments - equity securities, at fair value	—	888

Total current assets	68,742	46,408
Property, plant and equipment, net	77,660	65,800
Operating lease right-of-use asset	23,887	18,786
Intangible assets, net	30,866	216
Goodwill	10,970	—
Deferred financing costs, net	903	409
Related party note receivable, noncurrent	3,740	—
Deposits and other long-term assets	2,076	879

Total assets	$218,844	$132,498

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Accounts payable	$9,054	$7,751
Accrued expenses and other current liabilities	12,337	10,579
Revolving line of credit	21,164	—
Current portion of operating lease liabilities	4,441	3,958
Current maturities of long-term debt	5,000	—

Total current liabilities	51,996	22,288
Operating lease liabilities, less current portion	19,533	14,893
Long-term debt	17,917	—
Deferred tax liabilities, net	6,208	6,627

Total liabilities	95,654	43,808
Commitments and contingencies
Shareholders’ equity
Common stock, $0.0001 par value, shares authorized 500,000,000 as of September 30, 2024 and December 31, 2023, 34,704,696 shares issued and outstanding as of September 30, 2024 and 29,768,568 shares issued and outstanding as of December 31, 2023	3	3
Additional paid-in-capital	124,896	95,218
Accumulated deficit	(2,238)	(6,306)
Accumulated other comprehensive loss	529	(225)

Total shareholders’ equity	123,190	88,690

Total liabilities and shareholders’ equity	$218,844	$132,498

Drilling Tools International Corp.

Consolidated Statement of Cash Flows

(In thousands of U.S. dollars and rounded)

(Unaudited)

	Nine Months Ended September 30,
	2024	2023
Cash flows from operating activities:
Net income	$4,359	$10,925
Adjustments to reconcile net income to net cash from operating activities:
Depreciation and amortization	17,232	15,035
Amortization of deferred financing costs	226	88
Non-cash lease expense	3,620	3,418
Provision for excess and obsolete inventory	—	22
Provision for excess and obsolete property and equipment	286	381
Provision for credit losses	42	502
Deferred tax expense	(1,301)	3,741
Gain on sale of property	(72)	(68)
Loss on asset disposal	27	—
Realized loss on interest rate swaps	—	4
Unrealized gain on equity securities	(368)	148
Realized loss on equity securities	12	—
Gross profit from sale of lost-in-hole equipment	(7,348)	(13,968)
Stock-based compensation expense	1,572	3,986
Changes in operating assets and liabilities:
Accounts receivable, net	2,086	(577)
Prepaid expenses and other current assets	(633)	(92)
Inventories, net	(2,883)	(2,876)
Operating lease liabilities	(3,416)	(3,311)
Accounts payable	(2,802)	(888)
Accrued expenses and other current liabilities	(916)	1,014

Net cash flows from operating activities	9,723	17,484

Cash flows from investing activities:
Acquisition of a business, net of cash acquired	(38,670)	—
Proceeds from sale of equity securities	1,244	—
Proceeds from sale of property, plant and equipment	77	126
Purchases of property, plant and equipment	(19,678)	(36,776)
Proceeds from sale of lost-in-hole equipment	10,895	16,623

Net cash from investing activities	(46,132)	(20,027)

Cash flows from financing activities:
Proceeds from Merger and PIPE Financing, net of transaction costs	—	23,162
Payment of deferred financing costs	(721)	(322)
Proceeds from revolving line of credit	30,062	71,646
Payments on revolving line of credit	(8,898)	(89,995)
Proceeds from Term Loan	25,000	—
Repayment of Term Loan	(2,083)	—
Payments to holders of DTIH redeemable convertible preferred stock in connection with retiring their DTI stock upon the Merger	—	(194)

Net cash from financing activities	43,360	4,297

Effect of Changes in Foreign Exchange Rate	(993)	(117)
Net Change in Cash	5,958	1,637
Cash at Beginning of Period	6,003	2,352

Cash at End of Period	$11,961	$3,989

Supplemental cash flow information:
Cash paid for interest	$1,488	$901

Cash paid for income taxes	$256	$2,546

Non-cash investing and financing activities:
Fair value of CTG liabilities assumed in CTG Acquisition	$3,162	$—

Fair value of SDPI liabilities assumed in SDPI Acquisition	$6,246	$—

ROU assets obtained in exchange for lease liabilities	$5,737	$3,002

Non-cash recovery of note receivable	$453	$—

Net exercise of stock options	$254	$—

Shares withheld from exercise of stock options for payment of taxes	$36	$—

Purchases of inventory included in accounts payable and accrued expenses and other current liabilities	$1,592	$451

Purchases of property and equipment included in accounts payable and accrued expenses and other current liabilities	$—	$1,733

Non-cash directors and officers insurance	$—	$1,063

Non-cash Merger financing	$—	$2,000

Exchange of DTIH redeemable convertible preferred stock for DTIC Common Stock in connection with the Merger	$—	$7,193

Issuance of DTIC Common Stock to former holders of DTIH redeemable convertible preferred stock in connection with Exchange Agreements	$—	$10,805

Accretion of redeemable convertible preferred stock to redemption value	$—	$314

Non-GAAP Financial Measures

This release includes Adjusted EBITDA, Adjusted Free Cash Flow, Net Debt and Adjusted Net Income measures. Each of the metrics are “non-GAAP financial measures” as defined in Regulation G of the Securities Exchange Act of 1934.

Adjusted EBITDA is a supplemental non-GAAP financial measure that is used by management and external users of our financial statements, such as industry analysts, investors, lenders and rating agencies. Adjusted EBITDA is not a measure of net earnings or cash flows as determined by GAAP. We define Adjusted EBITDA as net earnings (loss) before interest, taxes, depreciation and amortization, further adjusted for (i) goodwill and/or long-lived asset impairment charges, (ii) stock-based compensation expense, (iii) restructuring charges, (iv) transaction and integration costs related to acquisitions and (v) other expenses or charges to exclude certain items that we believe are not reflective of ongoing performance of our business.

We believe Adjusted EBITDA is useful because it allows us to supplement the GAAP measures in order to more effectively evaluate our operating performance and compare the results of our operations from period to period without regard to our financing methods or capital structure. We exclude the items listed above in arriving at Adjusted EBITDA because these amounts can vary substantially from company to company within our industry depending upon accounting methods and book values of assets, capital structures and the method by which the assets were acquired. Adjusted EBITDA should not be considered as an alternative to, or more meaningful than, net income as determined in accordance with GAAP, or as an indicator of our operating performance or liquidity. Certain items excluded from Adjusted EBITDA are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital and tax structure, as well as the historic costs of depreciable assets, none of which are components of Adjusted EBITDA. Our computations of Adjusted EBITDA may not be comparable to other similarly titled measures of other companies.

Adjusted Free Cash Flow is a supplemental non-GAAP financial measure, and we define Adjusted Free Cash Flow as Adjusted EBITDA less Gross Capital Expenditures. We use Adjusted Free Cash Flow as a financial performance measure used for planning, forecasting, and evaluating our performance. We believe that Adjusted Free Cash Flow is useful to enable investors and others to perform comparisons of current and historical performance of the Company. As a performance measure, rather than a liquidity measure, the most closely comparable GAAP measure is net income (loss).

Net Debt is a supplemental non-GAAP financial measure, and we define Net Debt as total debt less cash and cash equivalents. We use Net Debt to determine our outstanding debt obligations that would not be readily satisfied by our cash and cash equivalents on hand. We believe this metric is useful to analysts and investors in determining our leverage position since we have the ability to, and may decide to, use a portion of our cash and cash equivalents to reduce debt.

We define Adjusted Net Income (Loss) as consolidated net income (loss) adjusted for (i) goodwill and/or long-lived asset impairment charges, (ii) restructuring charges, (iii) transaction and integration costs related to acquisitions, (iv) income taxes expense which is calculated by applying our effective tax rate on unadjusted net income to adjusted pre-tax income, and (v) other expenses or charges to exclude certain items that we believe are not reflective of the ongoing performance of our business. We believe Adjusted Net Income (Loss) is useful because it allows us to exclude non-recurring items in evaluating our operating performance.

We define Adjusted Diluted Earnings (Loss) per share as the quotient of adjusted net income (loss) and diluted weighted average common shares. We believe that Adjusted Diluted Earnings (Loss) per share provides useful information to investors because it allows us to exclude non-recurring items in evaluating our operating performance on a diluted per share basis.

The following tables present a reconciliation of the non-GAAP financial measures of Adjusted EBITDA, Adjusted Free Cash Flow and Adjusted Net Income to the most directly comparable GAAP financial measures for the periods indicated:

Drilling Tools International Corp.

Reconciliation of GAAP to Non-GAAP Measures (Unaudited)

(In thousands of U.S. dollars and rounded)

	Three Months Ended September 30,
	2024	2023
Net income (loss)	$867	$4,287
Add (deduct):
Income tax expense/(benefit)	(439)	2,102
Depreciation and amortization	6,185	5,303
Interest expense, net	1,038	73
Stock option expense	508	—
Management fees	188	295
Loss (gain) on sale property	(19)	—
Loss (gain) on remeasurement of previosuly held equity interest	361	535
Transaction expense	1,857	124
Other expense, net	579	10

Adjusted EBITDA	$11,125	$12,729

	Nine Months Ended September 30,
	2024	2023
Net income (loss)	$4,359	$10,925
Add (deduct):
Income tax expense/(benefit)	415	5,201
Depreciation and amortization	17,232	15,035
Interest expense, net	2,030	995
Stock option expense	1,572	1,661
Management fees	563	773
Loss (gain) on sale of property	(61)	(68)
Loss (gain) on remeasurement of previosuly held equity interest	(368)	148
Transaction expense	4,766	5,963
Other expense, net	475	207

Adjusted EBITDA	$30,982	$40,840

Drilling Tools International Corp.

Reconciliation of GAAP to Non-GAAP Measures (Unaudited)

(In thousands of U.S. dollars and rounded)

	Three Months Ended September 30,
	2024	2023
Net income (loss)	$867	$4,287
Add (deduct):
Income tax expense/(benefit)	(439)	2,102
Depreciation and amortization	6,185	5,303
Interest expense, net	1,038	73
Stock option expense	508	—
Management fees	188	295
Loss (gain) on sale of property	(19)	—
Unrealized (gain) loss on equity securities	361	535
Transaction expense	1,857	124
Other expense, net	579	10
Gross capital expenditures	(3,366)	(12,159)

Adjusted Free Cash Flow	$7,757	$570

	Nine Months Ended September 30,
	2024	2023
Net income (loss)	$4,359	$10,925
Add (deduct):
Income tax expense/(benefit)	415	5,201
Depreciation and amortization	17,232	15,035
Interest expense, net	2,030	995
Stock option expense	1,572	1,661
Management fees	563	773
Loss (gain) on sale of property	(61)	(68)
Unrealized (gain) loss on equity securities	(368)	148
Transaction expense	4,766	5,963
Other expense, net	475	207
Gross capital expenditures	(19,678)	(36,776)

Adjusted Free Cash Flow	$11,303	$4,064

Drilling Tools International Corp.

Reconciliation of GAAP to Non-GAAP Measures (Unaudited)

(In thousands of U.S. dollars and rounded)

	Three Months Ended September 30,
	2024	2023
Net income (loss)	$867	$4,287
Transaction expense	1,857	124
Income tax expense/(benefit)	(439)	2,102
Adjusted Income Before Tax	$2,285	$6,513

Adjusted Income tax expense	2,345	(2,143)
Adjusted Net Income	$4,630	$4,370

Accumulated dividends on redeemable convertible preferred stock	—	—
Adjusted Net income available to common shareholders	$4,630	$4,370

Adjusted Basic earnings per share	$0.14	$0.15
Adjusted Diluted earnings per share	$0.14	$0.15
Basic weighted-average common shares outstanding	33,072,097	29,768,568
Diluted weighted-average common shares outstanding	33,547,056	30,043,546

	Nine Months Ended September 30,
	2024	2023
Net income (loss)	$4,359	$10,925
Transaction expense	4,766	5,963
Income tax expense/(benefit)	415	5,201
Adjusted Income Before Tax	$9,540	$22,089

Adjusted Income tax expense	(830)	(7,124)
Adjusted Net Income	$8,710	$14,965

Accumulated dividends on redeemable convertible preferred stock	—	314
Adjusted Net income available to common shareholders	$8,710	$14,651

Adjusted Basic earnings per share	$0.28	$0.79
Adjusted Diluted earnings per share	$0.28	$0.64
Basic weighted-average common shares outstanding	30,893,602	18,608,708
Diluted weighted-average common shares outstanding	31,404,333	23,554,593

Drilling Tools International Corp.

Reconciliation of Estimated Consolidated Net Income to Adjusted EBITDA

(In thousands of U.S. dollars and rounded)

(Unaudited)

	Twelve Months Ended December 31, 2024
	Low	High
Net Income	$2,500	$4,500
Add (deduct)
Interest expense, net	2,500	2,800
Income tax expense	200	800
Depreciation and amortization	24,000	25,000
Management fees	700	750
Other expense	300	550
Stock option expense	2,200	2,300
Transaction expense	5,600	6,300

Adjusted EBITDA	$38,000	$43,000

Revenue	145,000	155,000

Adjusted EBITDA Margin	26%	28%

Drilling Tools International Corp.

Reconciliation of Estimated Consolidated Net Income to Adjusted Free Cash Flow

(In thousands of U.S. dollars and rounded)

(Unaudited)

	Twelve Months Ended December 31, 2024
	Low	High
Net Income	$2,500	$4,500
Add (deduct)
Interest expense, net	2,500	2,800
Income tax expense	200	800
Depreciation and amortization	24,000	25,000
Management fees	700	750
Other expense	300	550
Stock option expense	2,200	2,300
Transaction expense	5,600	6,300
Gross capital expenditures	(20,000)	(22,000)

Adjusted Free Cash Flow	$18,000	$21,000

Adjusted Free Cash Flow Margin	12%	14%

Drilling Tools International Corp.

Reconciliation of Estimated Consolidated Net Income to Adjusted Net Income

(In thousands of U.S. dollars and rounded)

(Unaudited)

	Twelve Months Ended December 31, 2024
	Low	High
Net income (loss)	$2,500	$4,500
Transaction expense	$5,600	$6,300
Income tax expense	200	800
Adjusted Income Before Tax	$8,300	$11,600

Adjusted Income tax expense	600	1,800
Adjusted Net Income	$7,700	$9,800